Exhibit 99.1

Contact:	Michael Bauer	Rick Fernandez
	Senior Director, Investor Relations	Director, Corporate Communications
	Manhattan Associates, Inc.	Manhattan Associates, Inc.
	678-597-7538	678-597-6988
	mbauer@manh.com	rfernandez@manh.com

Manhattan Associates Reports Record First Quarter 2021 Revenue and EPS

Raises 2021 Full-Year Guidance

ATLANTA – April 27, 2021 – Leading Supply Chain and Omnichannel Commerce Solutions provider Manhattan Associates Inc. (NASDAQ: MANH) today reported revenue of $156.9 million for the first quarter ended March 31, 2021. GAAP diluted earnings per share for both Q1 2021 and Q1 2020 was $0.35. Non-GAAP adjusted diluted earnings per share for Q1 2021 was $0.43 compared to $0.40 for Q1 2020.

“We’re very pleased with our strong start to 2021, delivering the best Q1 revenue and earnings per share performance on record, exceeding our expectations,” said Manhattan Associates President and CEO Eddie Capel. “Accelerating demand for our solutions drove record first quarter bookings with RPO more than doubling over last year to $421 million. Deal activity was solid across our solutions, with demand notably impressive for Manhattan Active® Warehouse Management, which in turn is fueling strong services demand and increased visibility to future revenue growth.” Mr. Capel continued, “Reflective of our great start to the year, we are raising our full-year revenue and EPS guidance.”

“In a turbulent global macro, favorable secular tailwinds are strengthening and continue to showcase the strategic importance of our suite of Manhattan Active omnichannel, inventory and supply chain solutions. We remain focused on enabling our clients to accelerate growth and Push Possible®, while investing significantly in innovation to achieve long-term sustainable growth in 2021 and beyond,” Mr. Capel concluded.

FIRST QUARTER 2021 FINANCIAL SUMMARY:

•	Consolidated total revenue was $156.9 million for Q1 2021, compared to $153.9 million for Q1 2020.
o	Cloud subscription revenue was $26.6 million for Q1 2021, compared to $17.3 million for Q1 2020.

o	License revenue was $7.8 million for Q1 2021, compared to $9.7 million for Q1 2020.
o	Services revenue was $80.4 million for Q1 2021, compared to $87.4 million for Q1 2020.
•	GAAP diluted earnings per share was $0.35 for both Q1 2021 and Q1 2020.
•	Adjusted diluted earnings per share, a non-GAAP measure, was $0.43 for Q1 2021, compared to $0.40 for Q1 2020.
•	GAAP operating income was $25.4 million for Q1 2021, compared to $24.2 million for Q1 2020.
•	Adjusted operating income, a non-GAAP measure, was $35.6 million for Q1 2021, compared to $31.9 million for Q1 2020.
•	Cash flow from operations was $39.9 million for Q1 2021, compared to $11.6 million for Q1 2020. Days Sales Outstanding was 61 days at March 31, 2021, compared to 68 days at December 31, 2020.
•	Cash totaled $197.2 million at March 31, 2021, compared to $204.7 million at December 31, 2020.
•

During the three months ended March 31, 2021, the Company repurchased 214,422 shares of Manhattan Associates common stock under the share repurchase program authorized by our Board of Directors for a total investment of $27.0 million. In April 2021, our Board authorized the Company to repurchase up to an aggregate of $50 million of the Company’s common stock.

2021 GUIDANCE

Manhattan Associates provides the following revenue, operating margin and diluted earnings per share guidance for the full year 2021:

	Guidance Range - 2021 Full Year
($'s in millions, except operating margin and EPS)	$ Range		% Growth Range

Total revenue - current guidance	$625	$640	7%	9%

Total revenue - previous guidance	$595	$625

Operating Margin:
GAAP operating margin - current guidance	14.2%	15.4%
Equity-based compensation	6.8%	6.6%
Adjusted operating margin(1) - current guidance	21.0%	22.0%

GAAP operating margin - previous guidance	13.7%	15.0%
Equity-based compensation	6.8%	6.5%
Adjusted operating margin(1) - previous guidance	20.5%	21.5%

Diluted earnings per share (EPS):
GAAP EPS - current guidance	$1.10	$1.20	-19%	-12%
Equity-based compensation, net of tax	0.56	0.56
Excess tax benefit on stock vesting	(0.06)	(0.06)
Adjusted EPS(1) - current guidance	$1.60	$1.70	-9%	-3%

GAAP EPS - previous guidance	$0.96	$1.11
Equity-based compensation, net of tax	0.57	0.57
Excess tax benefit on stock vesting	(0.09)	(0.09)
Adjusted EPS(1) - previous guidance	$1.44	$1.59

(1) Adjusted operating margin and adjusted EPS are non-GAAP measures that exclude the impact of equity-based compensation and acquisition-related costs, and the related income tax effects of these items if applicable.

Manhattan Associates currently intends to publish in each quarterly earnings release certain expectations with respect to future financial performance. Those statements, including the guidance provided above, are forward looking. Actual results may differ materially. See our cautionary note regarding “forward-looking statements” below. We note in particular that the severity, duration and ultimate impact of the COVID-19 pandemic are difficult to predict at this time. In addition, those statements do not reflect the potential impact of mergers, acquisitions or other business combinations that may be completed after the date of the release.

Manhattan Associates will make its earnings release and published expectations available on the investor relations section of the Manhattan Associates website at ir.manh.com. Following publication of this earnings release, any expectations with respect to future financial performance contained in this release, including the guidance above, should be considered historical only, and Manhattan Associates disclaims any obligation to update them.

CONFERENCE CALL

The Company’s conference call regarding its first quarter 2021 financial results will be held today, April 27, 2021, at 4:30 p.m. Eastern Time. The Company will also discuss its business and expectations for the year and next quarter in additional detail during the call. We invite investors to a live webcast of the conference call through the Investor Relations section of the Manhattan Associates website at ir.manh.com. To listen to the live webcast, please go to the website at least 15 minutes before the call to download and install any necessary audio software.

Those who cannot listen to the live broadcast may access a replay shortly after the call by dialing +1.855.859.2056 in the U.S. and Canada, or +1.404.537.3406 outside the U.S., and entering the conference identification number 1407257 or via the web at ir.manh.com. The phone replay will be available for two weeks after the call, and the Internet webcast will be available until Manhattan Associates’ second quarter 2021 earnings release.

GAAP VERSUS NON-GAAP PRESENTATION

The Company provides adjusted operating income and margin, adjusted income tax provision, adjusted net income and adjusted diluted earnings per share in this press release as additional information regarding the Company’s historical and projected operating results. These measures are not in accordance with, or alternatives to, GAAP, and may be different from similarly titled non-GAAP measures used by other companies. The Company believes the presentation of these non-GAAP financial measures facilitates investors’ ability to understand and compare the Company’s results and guidance, because the measures provide supplemental information in evaluating the operating results of its business, as distinct from results that include items not indicative of ongoing operating results, and because the Company believes its peers typically publish similar non-GAAP measures. This release should be read in conjunction with the Company’s Form 8-K earnings release filing for the three months ended March 31, 2021.

Non-GAAP adjusted operating income and margin, adjusted income tax provision, adjusted net income and adjusted diluted earnings per share exclude the impact of equity-based compensation, acquisition-related costs and the amortization of these costs, and (from time to time) restructuring charges – all net of income tax effects. We include reconciliations of the Company’s GAAP financial measures to non-GAAP adjustments in the supplemental information attached to this release.

ABOUT MANHATTAN ASSOCIATES

Manhattan Associates is a technology leader in supply chain and omnichannel commerce. We unite information across the enterprise, converging front-end sales with back-end supply chain execution. Our software, platform technology and unmatched experience help drive both top-line growth and bottom-line profitability for our customers.

Manhattan Associates designs, builds and delivers leading edge cloud and on-premise solutions so that across the store, through your network or from your fulfillment center, you are ready to reap the rewards of the omnichannel marketplace. For more information, please visit www.manh.com.

This press release contains “forward-looking statements” relating to Manhattan Associates, Inc.  Forward-looking statements in this press release include, without limitation, the information set forth under “2021 Guidance,” any statements about the future effect of the COVID-19 pandemic on our business, customers or the global economy, our business prospects following the pandemic, statements we make about market adoption of our cloud-based solution and other statements identified by words such as “may,” “expect,” “forecast,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “project,” “estimate,” and similar expressions. Prospective investors are cautioned that any of those forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by those forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by those forward-looking statements are: the risk that the duration and severity of the COVID-19 pandemic, and its ultimate effects on the global economy, our customers and our business, may be worse than expected; risks related to transitioning our business from a traditional perpetual license software company (generally hosted by our customers on their own premises and equipment) to a subscription/cloud-based software-as-a service model; disruption in the retail sector; the possible effect of new U.S. tariffs on imports from other countries (and possible responsive tariffs on U.S. exports by other countries) on international commerce; delays in product development; competitive and pricing pressures; software errors and information technology failures, disruption and security breaches; risks related to our products’ technology and customer implementations; and the other risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and in Item 1A of Part II in subsequent Quarterly Reports on Form 10-Q. Manhattan Associates undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.

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MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2021	2020
	(unaudited)	(unaudited)
Revenue:
Cloud subscriptions	$26,643	$17,260
Software license	7,838	9,735
Maintenance	36,159	35,744
Services	80,359	87,406
Hardware	5,851	3,758
Total revenue	156,850	153,903
Costs and expenses:
Cost of software license	556	555
Cost of cloud subscriptions, maintenance and services	73,509	74,276
Research and development	24,260	23,328
Sales and marketing	13,396	13,088
General and administrative	17,569	16,114
Depreciation and amortization	2,135	2,346
Total costs and expenses	131,425	129,707
Operating income	25,425	24,196
Other (loss) income, net	(293)	1,420
Income before income taxes	25,132	25,616
Income tax provision	2,489	3,086
Net income	$22,643	$22,530

Basic earnings per share	$0.36	$0.35
Diluted earnings per share	$0.35	$0.35

Weighted average number of shares:
Basic	63,645	63,592
Diluted	64,466	64,342

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Reconciliation of Selected GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2021	2020

Operating income	$25,425	$24,196
Equity-based compensation (a)	10,051	7,564
Purchase amortization (c)	107	107
Adjusted operating income (Non-GAAP)	$35,583	$31,867

Income tax provision	$2,489	$3,086
Equity-based compensation (a)	1,418	890
Tax benefit of stock awards vested (b)	3,655	3,682
Purchase amortization (c)	27	27
Adjusted income tax provision (Non-GAAP)	$7,589	$7,685

Net income	$22,643	$22,530
Equity-based compensation (a)	8,633	6,674
Tax benefit of stock awards vested (b)	(3,655)	(3,682)
Purchase amortization (c)	80	81
Adjusted net income (Non-GAAP)	$27,701	$25,603

Diluted EPS	$0.35	$0.35
Equity-based compensation (a)	0.13	0.10
Tax benefit of stock awards vested (b)	(0.06)	(0.06)
Purchase amortization (c)	-	-
Adjusted diluted EPS (Non-GAAP)	$0.43	$0.40

Fully diluted shares	64,466	64,342

(a)

Adjusted results exclude all equity-based compensation to facilitate comparison with our peers and because it typically does not require cash settlement. As explained in our Current Report on Form 8-K filed today with the SEC, we do not include this expense when assessing our operating performance. We do not receive a GAAP tax benefit for a portion of our equity-based compensation, mainly due to Section 162(m) of the Internal Revenue Code, which limits tax deductions for compensation granted to certain executives. The Tax Cuts and Jobs Act further increased those limitations.

	Three Months Ended March 31,
	2021	2020

Cost of services	$3,279	$2,285
Research and development	1,992	1,541
Sales and marketing	1,014	803
General and administrative	3,766	2,935
Total equity-based compensation	$10,051	$7,564

(b)

Adjustments represent the excess tax benefits and tax deficiencies of the equity awards vested during the period. Excess tax benefits (deficiencies) occur when the amount deductible on our tax return for an equity award is more (less) than the cumulative compensation cost recognized for financial reporting purposes. As discussed above, we excluded equity-based compensation from adjusted non-GAAP results to be consistent with other companies in the software industry and for the other reasons explained in our Current Report on Form 8-K filed with the SEC. Therefore, we also excluded the related tax benefit (expense) generated upon their vesting.

(c)

Adjustments represent purchased intangibles amortization from a prior acquisition. We exclude that amortization from adjusted results to facilitate comparison with our peers, to facilitate comparisons of the results of our core operations from period to period and for the other reasons explained in our Current Report on Form 8-K filed with the SEC.

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	March 31, 2021	December 31, 2020
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$197,166	$204,705
Accounts receivable, net of allowance of $3,451 and $3,497, at March 31, 2021 and December 31, 2020, respectively	106,274	109,202
Prepaid expenses and other current assets	26,611	20,134
Total current assets	330,051	334,041

Property and equipment, net	16,484	17,903
Operating lease right-of-use assets	29,581	31,470
Goodwill, net	62,244	62,252
Deferred income taxes	2,117	5,760
Other assets	18,051	13,986
Total assets	$458,528	$465,412

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$18,327	$17,805
Accrued compensation and benefits	44,643	41,962
Accrued and other liabilities	20,401	21,181
Deferred revenue	122,939	114,164
Income taxes payable	428	1,874
Total current liabilities	206,738	196,986

Operating lease liabilities, long-term	26,132	27,843
Other non-current liabilities	20,998	21,686

Shareholders' equity:
Preferred stock, no par value; 20,000,000 shares authorized, no shares issued or outstanding in 2021 and 2020	-	-
Common stock, $0.01 par value; 200,000,000 shares authorized; 63,616,713 and 63,527,186 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	636	635
Retained earnings	222,815	236,524
Accumulated other comprehensive loss	(18,791)	(18,262)
Total shareholders' equity	204,660	218,897
Total liabilities and shareholders' equity	$458,528	$465,412

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2021	2020
	(unaudited)	(unaudited)
Operating activities:
Net income	$22,643	$22,530
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,135	2,346
Equity-based compensation	10,051	7,564
(Gain) loss on disposal of equipment	(2)	7
Deferred income taxes	3,636	5,511
Unrealized foreign currency gain	(386)	(1,130)
Changes in operating assets and liabilities:
Accounts receivable, net	2,204	(12,217)
Other assets	(9,467)	(4,889)
Accounts payable, accrued and other liabilities	2,661	(14,794)
Income taxes	(2,878)	(5,385)
Deferred revenue	9,288	12,045
Net cash provided by operating activities	39,885	11,588

Investing activities:
Purchase of property and equipment	(569)	(1,245)
Net cash used in investing activities	(569)	(1,245)

Financing activities:
Purchase of common stock	(46,402)	(43,032)
Net cash used in financing activities	(46,402)	(43,032)

Foreign currency impact on cash	(453)	(2,710)

Net change in cash and cash equivalents	(7,539)	(35,399)
Cash and cash equivalents at beginning of period	204,705	110,678
Cash and cash equivalents at end of period	$197,166	$75,279

MANHATTAN ASSOCIATES, INC.

SUPPLEMENTAL INFORMATION

1.	Continuing Impact of COVID-19:

Regarding the impact of the novel coronavirus disease (“COVID-19”) pandemic, we remain cautious about the global recovery, which we expect to be slow and protracted.

Our results for the first quarter exceeded our expectations due to solid demand for our cloud solutions. Our solutions are mission critical, supporting complex global supply chains. Favorable secular tailwinds, such as the digital transformation of businesses in manufacturing, wholesale and retail, coupled with our commitment to investing in organic innovation to deliver leading cloud supply chain, inventory and omnichannel commerce solutions was in synergistic alignment with current market demand during the first quarter of 2021. This alignment contributed to higher demand and strong win rates for our solutions for the quarter.

We remain committed to investing in our business to drive customer success and expand our total addressable market, which we believe will position us well to achieve long-term sustainable growth and earnings. As previously announced, we have reversed the temporary actions that we had previously taken, effective on April 1, 2020, to manage operating expenses and cash flow due to the COVID-19 pandemic, and our Board of Directors has reinstated our share repurchase program.

2.	GAAP and Adjusted earnings per share by quarter are as follows:
	2020					2021
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
GAAP Diluted EPS	$0.35	$0.30	$0.39	$0.32	$1.36	$0.35
Adjustments to GAAP:
Equity-based compensation	0.10	0.10	0.13	0.13	0.46	0.13
Tax benefit of stock awards vested	(0.06)	-	-	-	(0.06)	(0.06)
Purchase amortization	-	-	-	-	-	-
Adjusted Diluted EPS	$0.40	$0.40	$0.51	$0.45	$1.76	$0.43
Fully Diluted Shares	64,342	64,126	64,427	64,484	64,333	64,466

3.Revenues and operating income by reportable segment are as follows (in thousands):

	2020					2021
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
Revenue:
Americas	$123,146	$107,368	$121,168	$114,257	$465,939	$122,813
EMEA	24,313	21,558	21,721	25,990	93,582	28,434
APAC	6,444	6,704	6,868	6,835	26,851	5,603
	$153,903	$135,630	$149,757	$147,082	$586,372	$156,850

GAAP Operating Income:
Americas	$16,282	$18,984	$27,296	$18,547	$81,109	$16,116
EMEA	6,313	5,515	5,319	7,490	24,637	8,374
APAC	1,601	2,193	2,361	2,160	8,315	935
	$24,196	$26,692	$34,976	$28,197	$114,061	$25,425

Adjustments (pre-tax):
Americas:
Equity-based compensation	$7,564	$7,492	$9,012	$9,287	$33,355	$10,051
Purchase amortization	107	110	107	105	429	107
	$7,671	$7,602	$9,119	$9,392	$33,784	$10,158

Adjusted non-GAAP Operating Income:
Americas	$23,953	$26,586	$36,415	$27,939	$114,893	$26,274
EMEA	6,313	5,515	5,319	7,490	24,637	8,374
APAC	1,601	2,193	2,361	2,160	8,315	935
	$31,867	$34,294	$44,095	$37,589	$147,845	$35,583

4.	Impact of Currency Fluctuation

The following table reflects the increases (decreases) in the results of operations for each period attributable to the change in foreign currency exchange rates from the prior period as well as foreign currency gains (losses) included in other income, net for each period (in thousands):

	2020					2021
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
Revenue	$(988)	$(777)	$1,165	$1,946	$1,346	$2,932
Costs and expenses	(996)	(1,430)	291	918	(1,217)	2,000
Operating income	8	653	874	1,028	2,563	932
Foreign currency (losses) gains in other income	1,348	(193)	(913)	(639)	(397)	(287)
	$1,356	$460	$(39)	$389	$2,166	$645

Manhattan Associates has a large research and development center in Bangalore, India. The following table reflects the increases (decreases) in the financial results for each period attributable to changes in the Indian Rupee exchange rate (in thousands):

	2020					2021
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
Operating income	$308	$895	$601	$445	$2,249	$79
Foreign currency (losses) gains in other income	1,450	262	(1,165)	(381)	166	315
Total impact of changes in the Indian Rupee	$1,758	$1,157	$(564)	$64	$2,415	$394

5.Other income includes the following components (in thousands):

	2020					2021
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
Interest income	$68	$28	$8	$(6)	$98	$(15)
Foreign currency (losses) gains	1,348	(193)	(913)	(639)	(397)	(287)
Other non-operating (expense) income	4	7	14	(11)	14	9
Total other (loss) income	$1,420	$(158)	$(891)	$(656)	$(285)	$(293)

6.Capital expenditures are as follows (in thousands):

	2020					2021
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
Capital expenditures	$1,245	$507	$176	$802	$2,730	$569

7.Stock Repurchase Activity (in thousands):

	2020					2021
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
Shares purchased under publicly announced buy-back program	337	-	-	-	337	214
Shares withheld for taxes due upon vesting of restricted stock units	219	2	4	-	225	172
Total shares purchased	556	2	4	-	562	386

Total cash paid for shares purchased under publicly announced buy-back program	$25,000	$-	$-	$-	$25,000	$26,988
Total cash paid for shares withheld for taxes due upon vesting of restricted stock units	18,032	123	368	38	18,561	19,414
Total cash paid for shares repurchased	$43,032	$123	$368	$38	$43,561	$46,402

8. Remaining Performance Obligations

We disclose revenue we expect to recognize from our remaining performance obligations. Our reported performance obligations primarily represent cloud subscriptions with a non-cancelable term greater than one year (including cloud-deferred revenue as well as amounts we will invoice and recognize as revenue from our performance of cloud services in future periods). Our deferred revenue on the balance sheet primarily relates to our maintenance contracts, which are typically one year in duration and are not included in the remaining performance obligations. Below are our remaining performance obligations as of the end of each period (in thousands):

	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021
Remaining Performance Obligations	$202,793	$225,470	$257,287	$308,761	$421,196